Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 19, 2011
DIAMONDROCK HOSPITALITY COMPANY REPORTS STRONG THIRD QUARTER RESULTS AND ENTERS AGREEMENT TO SELL THREE HOTELS FOR $262.5 MILLION
BETHESDA, Maryland, Wednesday October 19, 2011 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its third fiscal quarter ended September 9, 2011 and that it has entered into a purchase and sale agreement to sell a portfolio of three non-core hotels. The Company is a lodging-focused real estate investment trust that owns a portfolio of premium hotels in the United States.
Third Quarter 2011 Highlights
•	Sale Agreement for Three-Hotel Portfolio: The Company entered into an agreement to sell a portfolio of three non-core hotels, the Griffin Gate Marriott Resort and Spa, Renaissance Waverly and Renaissance Austin, to an affiliate of Inland American for a contractual purchase price of $262.5 million. The sale is expected to close by the end of the year.

•	Pro Forma RevPAR: The Company’s Pro Forma RevPAR was $126.05, an increase of 7.2% from the comparable period in 2010. Pro Forma RevPAR is calculated assuming the Company owned all of its hotels since January 1, 2010 but excludes the operating results of the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the impact of the extensive renovation of the hotel in 2011.

•	Pro Forma Hotel Adjusted EBITDA Margin: The Company’s Pro Forma Hotel Adjusted EBITDA margin was 27.19%, an increase of 44 basis points from the comparable period in 2010. Pro Forma Hotel Adjusted EBITDA margin is calculated assuming the Company owned all of its hotels since January 1, 2010 but excludes Frenchman’s Reef & Morning Star Marriott Beach Resort.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $41.7 million.

•	Adjusted FFO: The Company’s Adjusted FFO was $26.2 million and Adjusted FFO per diluted share was $0.16.

•	Acquisition of the Courtyard Denver: On July 22, 2011, the Company acquired the Courtyard Denver Downtown for approximately $46 million.

•	Dividends: The Company declared a quarterly dividend of $0.08 per share during the third quarter.
Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “We are pleased to announce the pending sale of three non-core hotels. The sale improves our portfolio quality, increases our concentration in key urban gateway locations, and provides DiamondRock with significant investment capacity to be opportunistic despite the turmoil in the capital markets. The third quarter results reflect strong lodging fundamentals and our group booking pace for 2012 is excellent, with group revenue on the books up 10 percent.”

Sale Agreement for Three-Hotel Portfolio
The Company has entered into a purchase and sale agreement to sell a portfolio of three non-core hotels to an affiliate of Inland American for a contractual purchase price of $262.5 million. The 1,422-room portfolio consists of the 409-room Griffin Gate Marriott Resort and Spa located in Lexington, Kentucky, the 521-room Renaissance Waverly located in Atlanta, Georgia, and the 492-room Renaissance Austin located in the Arboretum submarket of Austin, Texas.
Upon the sale of the hotels, the Company expects to receive net cash proceeds of approximately $80 million and be relieved of $180 million of mortgage debt. The transaction is expected to close during the fourth quarter and is subject to the satisfaction of closing conditions, including the receipt of lender consents. The Company expects to record a net gain upon completion of the transaction of approximately $5.0 million to $6.0 million.
Excluding the three hotels improves the Company’s 2011 Pro Forma RevPAR by nearly $5. The disposition lowers the Company’s leverage by reducing its 2011 Pro Forma Net Debt-to-EBITDA ratio to 4.8 times from 5.6 times.
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO” and “Adjusted FFO.” Moreover, the discussions of “Pro Forma RevPAR” and “Pro Forma Hotel Adjusted EBITDA Margin” assume the Company owned its 26 hotels since January 1, 2010 but exclude the operating results of the Frenchman’s Reef & Morning Star Marriott Beach Resort (“Frenchman’s Reef”) due to the impact of the extensive renovation of the hotel in 2011, which includes partial closure of the hotel.
For the third quarter beginning June 18, 2011 and ending September 9, 2011, the Company reported the following:
•	Pro Forma RevPAR growth of 7.2% and Pro Forma Hotel Adjusted EBITDA margin expansion of 44 basis points compared to the comparable period in 2010.

•	Revenues of $179.0 million compared to $151.1 million for the comparable period in 2010.

•	Adjusted EBITDA of $41.7 million compared to $33.0 million for the comparable period in 2010.

•	Adjusted FFO of $26.2 million and Adjusted FFO per diluted share of $0.16 compared to $22.4 million and $0.15, respectively, for the comparable period in 2010.

•	Net loss of $1.0 million (or $0.01 per diluted share) compared to a net loss of $3.5 million (or $0.02 per diluted share) for the comparable period in 2010.
The third quarter Pro Forma RevPAR growth of 7.2% (from $117.63 to $126.05) was driven by a 2.7% increase in the average daily rate (from $153.32 to $157.41) and a 3.4 percentage point increase in occupancy (from 76.7 percent to 80.1 percent). The third quarter Pro Forma Hotel Adjusted EBITDA margin increased 44 basis points (from 26.75% to 27.19%) from the comparable period in 2010.
If the three-hotel portfolio to be sold were excluded, the Company’s third quarter Pro Forma RevPAR growth would improve to 7.3% and Hotel Adjusted EBITDA margin expansion would improve to 170 basis points.
The Company’s third quarter Pro Forma Hotel Adjusted EBITDA margin was negatively impacted by an increase in property taxes as a result of the expiration of the PILOT program at the Westin Boston Waterfront Hotel and a difficult comparison from the successful multi-year property tax appeal at the Renaissance Waverly recorded during the third quarter of 2010. Excluding these property tax items, the Company’s Pro Forma Hotel Adjusted EBIDTA margin growth would increase to 185 basis points.

The Company’s third quarter results reflect $1.2 million of legal expenses incurred related to the bankruptcy proceedings of the Allerton Hotel and a $1.7 million accrual for the tentative settlement of litigation at the Los Angeles Airport Marriott, which is discussed further below.
For the period from January 1, 2011 to September 9, 2011, the Company reported the following:
•	Pro Forma RevPAR growth of 6.1% and Pro Forma Hotel Adjusted EBITDA margin expansion of 66 basis points compared to the comparable period in 2010.

•	Revenues of $470.8 million compared to $415.1 million for the comparable period in 2010.

•	Adjusted EBITDA of $101.7 million compared to $87.3 million for the comparable period in 2010.

•	Adjusted FFO of $63.6 million and Adjusted FFO per diluted share of $0.38 compared to $56.0 million and $0.40, respectively, for the comparable period in 2010.

•	Net loss of $12.6 million (or $0.08 per diluted share) compared to a net loss of $11.0 million (or $0.08 per diluted share) for the comparable period in 2010.
The year-to-date Pro Forma RevPAR growth of 6.1% (from $109.03 to $115.68) was driven by a 3.7% increase in the average daily rate (from $149.95 to $155.55) and a 1.7 percentage point increase in occupancy (from 72.7 percent to 74.4 percent). Year-to-date Pro Forma Hotel Adjusted EBITDA margin increased 66 basis points (from 24.35% to 25.01%) from the comparable period in 2010.
If the three-hotel portfolio to be sold were excluded, the Company’s year-to-date Pro Forma RevPAR growth would improve to 6.3% and Hotel Adjusted EBITDA margin expansion would improve to 108 basis points.
Dividends
The Company’s Board of Directors declared a quarterly dividend of $0.08 per share to stockholders of record as of September 9, 2011. The dividend was paid on September 20, 2011.
Conrad Chicago-New Performance Guarantee
The Company has furthered its positive relationship with Hilton. In October 2011, the Company and Hilton amended the management agreement for the Conrad Chicago to include a performance guarantee for the remaining term of the agreement, which ends in 2015. Additionally, the Company believes that there are compelling investment opportunities at the hotel and expects to invest $3.5 million in the hotel to add 4,100 square feet of new meeting space, reposition the food and beverage outlets and re-concept the hotel lobby.
The Conrad Chicago had failed the performance test under the management agreement. During the second quarter, the Company accrued approximately $1.0 million for repayment of key money to Hilton due upon termination. After discussions, the Company and Hilton agreed to restructure the management agreement and retain the Conrad brand. Under the terms of the amended management agreement the key money repayment is no longer due. Accordingly, the Company reversed the $1.0 million key money repayment accrual during the third quarter, which is deducted in calculating the Company’s Adjusted EBITDA and Adjusted FFO.
Courtyard Denver Downtown Acquisition
On July 22, 2011, the Company completed the acquisition of the 177-room Courtyard Denver Downtown for approximately $46 million. The acquisition was funded with corporate cash, a draw on the Company’s credit facility and the assumption of a $27.2 million mortgage loan (prepayable beginning in February 2012). The hotel is consistently ranked first in its competitive set of downtown Denver hotels. The hotel, created from a conversion of a historic department store, enjoys a superb location in downtown Denver and is centrally located on the 16th Street Pedestrian Mall in the heart of Denver’s Central Business District. With its premier location and strong brand, the hotel is able to charge full-service average daily rates with the lower limited—service cost structure. The hotel has achieved a RevPAR premium to the nearest full-service Marriott for seven consecutive years. Earlier this year, the hotel completed an extensive guest room renovation and is in excellent physical condition.

Allerton Hotel Mortgage Loan Update
The Company owns the senior mortgage loan secured by the Allerton Hotel, located in downtown Chicago, Illinois. The loan matured in January 2010 and is in default. During the second quarter of 2011, the borrower filed for bankruptcy protection in the Northern District of Illinois. The senior mortgage loan is secured by substantially all of the assets of the borrower, including the Allerton Hotel. The filing of the bankruptcy case had the effect of, among other things, automatically staying the foreclosure proceedings that the Company had previously filed against the borrower. The Company continues to vigorously pursue its rights in the bankruptcy case and expects resolution by next summer.
The Company has incurred approximately $1.2 million in legal fees as of September 9, 2011 and expects to incur an additional $1.0 million of legal fees during the remainder of the year. These legal costs were not fully reflected in the Company’s prior earnings guidance.
Due to the uncertainty of the timing and amount of cash payments expected, the Company is not currently accruing any interest income on the Allerton loan. However, the Company includes all cash received from the borrower in its calculations of Adjusted EBITDA and Adjusted FFO. During the period from January 1, 2011 to September 9, 2011, the Company received $1.7 million of cash interest payments from the borrower. Subsequent to September 9, 2011, the Company received additional cash interest payments of $0.5 million. The Company’s 2011 Adjusted EBITDA and Adjusted FFO guidance assumes $1.3 million of cash interest payments will be received in the fourth quarter of 2011 on the Allerton loan. Subsequent to the end of the third fiscal quarter, the borrower agreed to continue to pay interest at the default rate through December 2011. The Company agreed to fund cash flow shortfalls, if any, during the first quarter of 2012 up to $800,000, which will be treated as additional principal.
Los Angeles Airport Marriott Litigation
During the third quarter, the Company accrued $1.7 million for its contribution to the settlement of litigation involving its Los Angeles Airport Marriott. The settlement was recorded in corporate expenses and is added back in calculating the Company’s Adjusted EBITDA and Adjusted FFO due to the unusual and one-time nature of the charge. The Company and certain other defendants reached a tentative settlement of the matter, which involved claims by certain employees at the Los Angeles Airport Marriott. The settlement is pending approval by the Superior Court of California, Los Angeles County.
Capital Expenditures
During 2011, the Company continued to invest in its portfolio. The Company commenced or plans to commence approximately $65 million of capital improvements at its hotels. Of that amount, approximately $40 million will be funded from corporate cash, $20 million from restricted cash reserves held by hotel managers and $5 million from Marriott International as a contribution towards the capital investment program at Frenchman’s Reef. In total, the Company has invested approximately $35 million in capital improvements at its hotels through September 9, 2011.
The Company’s 2011 capital expenditures budget includes approximately $37 million for the 2011 portion of the Frenchman’s Reef capital investment program, which includes the $5 million contribution from Marriott International. The Company has substantially completed the work scheduled for 2011 in its comprehensive $45 million capital investment program at Frenchman’s Reef. The majority of the renovation and repositioning program commenced in early May 2011 when two of the resort’s four buildings closed, representing approximately 300 guestrooms. In October 2011, the hotel reopened substantially all of its guestrooms, restaurants, three new resort pools, fitness center and state-of-the-art spa. The Company currently expects $6.5 million of displaced profits from renovation disruption in 2011 related to this project.

Balance Sheet
The Company continues to maintain its straightforward capital structure. The Company has no preferred equity outstanding and continues to own 100% of its properties.
As of September 9, 2011, the Company had $28.8 million of unrestricted cash on hand and $1.1 billion of debt outstanding, which consists of $945.9 million of fixed rate, property-specific mortgage debt with limited near-term maturities and $130 million outstanding on the Company’s $200 million corporate credit facility. Twelve of the Company’s 26 hotels are unencumbered by mortgage debt. The unencumbered hotels have a cost basis of approximately $1.0 billion.
Outlook and Guidance
The Company is providing guidance, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The RevPAR guidance assumes that all of the Company’s hotels were owned since January 1, 2010 but excludes Frenchman’s Reef for all of 2011 because it was partially closed for the renovation.
The Company is revising its full year 2011 guidance to include its assessment of the current hotel operator forecasts and incremental legal fees related to the Allerton Hotel bankruptcy proceedings. In addition, the Company continues to expect to receive $3 million in cash interest payments from the Allerton Hotel mortgage loan during 2011.
The Company expects full year results as follows:
•	RevPAR to increase 6 percent to 7 percent;

•	Adjusted EBITDA of $166 million to $170 million;

•	Adjusted FFO of $105 million to $109 million, which assumes income tax expense to range from $4.4 million to $5.4 million; and

•	Adjusted FFO per share of $0.63 to $0.65 based on 167 million diluted weighted average shares.
Earnings Call
The Company will host a conference call to discuss its third quarter results on Wednesday, October 19, 2011, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 888-680-0894 (for domestic callers) or 617-213-4860 (for international callers). The participant passcode is 38397476. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.
About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company currently owns 26 premium hotels with approximately 12,000 rooms and holds one senior mortgage loan. The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the bankruptcy proceedings on the Allerton Hotel; risks associated with the development of a hotel by a third-party developer; risks associated with the ongoing renovation and repositioning of the Frenchman’s Reef & Morning Star Marriott Beach Resort; risks associated with completing the pending sale of the three-hotel portfolio and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Reporting Periods for Statement of Operations
The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports 12 weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, Westin Hotel Management, L.P., manager of the Westin Boston Waterfront, Alliance Hospitality Management, manager of the Hilton Garden Inn Chelsea, Sage Hospitality, manager of the JW Marriott Denver Cherry Creek and the Courtyard Denver, and Highgate Hotels, manager of the Lexington Hotel, report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.
Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.
While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis, Hilton Garden Inn Chelsea, JW Marriott Denver Cherry Creek, Courtyard Denver or the Lexington Hotel for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., Alliance Hospitality Management, Sage Hospitality, Highgate Hotels and Marriott International (for international hotels) make mid-month results available. As a result, the quarterly results of operations include results from these hotels as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 9, 2011 and December 31, 2010
(in thousands, except share amounts)

	September 9, 2011	December 31, 2010
	(Unaudited)
ASSETS
Property and equipment, at cost	$2,962,709	$2,468,289
Less: accumulated depreciation	(462,986)	(396,686)

	2,499,723	2,071,603
Deferred financing costs, net	6,720	5,492
Restricted cash	65,645	51,936
Due from hotel managers	65,454	50,715
Note receivable	56,247	57,951
Favorable lease assets, net	43,594	42,622
Prepaid and other assets	71,445	50,089
Cash and cash equivalents	28,777	84,201

Total assets	$2,837,605	$2,414,609

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage debt	$945,888	$780,880
Senior unsecured credit facility	130,000	—

Total debt	1,075,888	780,880

Deferred income related to key money, net	22,216	19,199
Unfavorable contract liabilities, net	82,490	83,613
Due to hotel managers	42,487	36,168
Dividends declared and unpaid	13,569	—
Accounts payable and accrued expenses	91,397	81,232

Total other liabilities	252,159	220,212

Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 167,502,359 and 154,570,543 shares issued and outstanding at September 9, 2011 and December 31, 2010, respectively	1,675	1,546
Additional paid-in capital	1,707,240	1,558,047
Accumulated deficit	(199,357)	(146,076)

Total stockholders’ equity	1,509,558	1,413,517

Total liabilities and stockholders’ equity	$2,837,605	$2,414,609

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended September 9, 2011 and September 10, 2010 and
the Periods from January 1, 2011 to September 9, 2011 and January 1, 2010 to September 10, 2010
(in thousands, except per share amounts)

	Fiscal Quarter Ended		Period From
			January 1, 2011 to	January 1, 2010 to
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Rooms	$125,100	$99,703	$316,284	$267,081
Food and beverage	44,671	43,370	131,137	126,620
Other	9,224	8,040	23,347	21,364

Total revenues	178,995	151,113	470,768	415,065

Operating Expenses:

Rooms	33,398	26,979	84,642	71,510
Food and beverage	31,024	30,534	91,276	86,748
Management fees	5,214	5,080	15,603	13,634
Other hotel expenses	64,296	55,613	170,227	152,232
Depreciation and amortization	23,801	21,297	66,835	59,278
Hotel acquisition costs	445	899	2,604	1,236
Corporate expenses	6,453	3,948	14,901	10,859

Total operating expenses	164,631	144,350	446,088	395,497

Operating profit	14,364	6,763	24,680	19,568

Other Expenses (Income):

Interest income	(24)	(283)	(590)	(650)
Interest expense	13,605	11,240	37,088	30,455

Total other expenses	13,581	10,957	36,498	29,805

Income (loss) before income taxes	783	(4,194)	(11,818)	(10,237)
Income tax (expense) benefit	(1,798)	660	(795)	(803)

Net loss	$(1,015)	$(3,534)	$(12,613)	$(11,040)

Loss per share:

Basic and diluted loss per share	$(0.01)	$(0.02)	$(0.08)	$(0.08)

Non-GAAP Financial Measures
The Company uses the following four non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) EBITDA, (2) FFO, (3) Adjusted EBITDA and (4) Adjusted FFO.
EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company believes EBITDA is useful to an investor in evaluating its operating performance because it helps investors evaluate and compare the results of its operations from period to period by removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization) from its operating results. The Company also uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
	September 9,	September 10,	January 1, 2011 to	January 1, 2010 to
	2011	2010	September 9, 2011	September 10, 2010
Net loss	$(1,015)	$(3,534)	$(12,613)	$(11,040)
Interest expense	13,605	11,240	37,088	30,455
Income tax expense (benefit)	1,798	(660)	795	803
Depreciation and amortization	23,801	21,297	66,835	59,278

EBITDA	$38,189	$28,343	$92,105	$79,496

	Full Year 2011 Forecast (in 000s)
	Low End	High End
Net loss	$(6,800)	$(1,800)
Interest expense	56,000	55,000
Income tax expense	4,400	5,400
Depreciation and amortization	100,000	99,000

EBITDA	$153,600	$157,600

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to this measure as Adjusted EBITDA:
•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.
•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Radisson Lexington. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.
•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.
•	Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its hotels.
•	Impairment Losses: The Company excludes the effect of impairment losses recorded because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its hotels. In addition, the Company believes that impairment charges are similar to depreciation expense, which is also excluded from EBITDA.
•	Gains or Losses on Dispositions: The Company excludes the effect of gains or losses on dispositions from EBITDA because it believes that including them is not consistent with reflecting the ongoing performance of its remaining hotels.
•	Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA is not consistent with the underlying performance of the Company.

•	Mortgage Loan Interest Payments Received: The Company includes cash payments received on its senior loan secured by the Allerton Hotel in Adjusted EBITDA. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. The Company believes that these cash payments reflect its return on its investment in the mortgage loan and should be included in Adjusted EBITDA as they relate to the ongoing operating performance of the Company.
•	Other Non-Cash and /or Unusual Items: The Company excludes the effect of certain non-cash and/or unusual items because it believes that including these costs in EBITDA is not consistent with the underlying performance of the Company. During the third fiscal quarter ended September 9, 2011 the Company reversed the accrual made in the second fiscal quarter 2011 for the repayment of key money to Hilton based on the execution of an amended management agreement for the Conrad Chicago. In addition, the Company recorded an accrual for the tentative settlement of litigation at the Los Angeles Airport Marriott. The Company excluded these unusual items from EBITDA because it believes that including them would not be consistent with reflecting the ongoing performance of its hotels.

	Fiscal Quarter Ended		Period From
	September 9,	September 10,	January 1, 2011 to	January 1, 2010 to
	2011	2010	September 9, 2011	September 10, 2010
EBITDA	$38,189	$28,343	$92,105	$79,496
Non-cash ground rent	1,658	1,538	4,878	5,104
Non-cash amortization of unfavorable contract liabilities	(432)	(409)	(1,284)	(1,203)
Accrual for net key money repayment	(864)	—	—	—
Mortgage loan cash payments	1,099	1,250	1,704	1,250
Hurricane remediation expense	—	1,391	—	1,391
Litigation settlement	1,650	—	1,650	—
Acquisition costs	445	899	2,604	1,236

Adjusted EBITDA	$41,745	$33,012	$101,657	$87,274

	Full Year 2011 Forecast (in 000s)
	Low End	High End
EBITDA	$153,600	$157,600
Non-cash ground rent	7,000	7,000
Non-cash amortization of unfavorable contract liabilities	(1,850)	(1,850)
Litigation settlement	1,650	1,650
Mortgage loan cash payments	3,000	3,000
Acquisition costs	2,600	2,600

Adjusted EBITDA	$166,000	$170,000

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains (losses) from sales of property, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
	September 9,	September 10,	January 1, 2011 to	January 1, 2010 to
	2011	2010	September 9, 2011	September 10, 2010
Net loss	$(1,015)	$(3,534)	$(12,613)	$(11,040)
Real estate related depreciation amortization	23,801	21,297	66,835	59,278

FFO	22,786	17,763	54,222	48,238

FFO per share (basic and diluted)	$0.14	$0.11	$0.33	$0.34

	Full Year 2011 Forecast (in 000s)
	Low End	High End
Net loss	$(6,800)	$(1,800)
Depreciation and amortization	100,000	99,000

FFO	$93,200	$97,200

FFO per share (basic and diluted)	$0.56	$0.58

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:
•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.
•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Radisson Lexington. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.
•	The impact of the non-cash amortization of the debt premiums recorded in conjunction with the acquisitions of the JW Marriott Denver at Cherry Creek and Courtyard Denver Downtown.
•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.
•	Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in FFO is not consistent with reflecting the ongoing performance of its hotels.
•	Impairment Losses: The Company excludes the effect of impairment losses recorded because it believes that including them in FFO is not consistent with reflecting the ongoing performance of its assets. In addition, the Company believes that impairment charges are similar to depreciation expense and gains or losses on dispositions, both of which are excluded from FFO.
•	Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in FFO is not consistent with the underlying performance of the Company.
•	Mortgage Loan Interest Payments Received: The Company includes cash payments received on its senior loan secured by the Allerton Hotel in Adjusted FFO. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. The Company believes that these cash payments reflect its return on its investment in the mortgage loan and should be included in Adjusted FFO as they relate to the ongoing operating performance of the Company.
•	Other Non-Cash and /or Unusual Items: The Company excludes the effect of certain non-cash and/or unusual items because it believes that including these costs in EBITDA is not consistent with the underlying performance of the Company. During the third fiscal quarter ended September 9, 2011 the Company reversed the accrual made in the second fiscal quarter 2011 for the repayment of key money to Hilton based on the execution of an amended management agreement for the Conrad Chicago. In addition, the Company recorded an accrual for the tentative settlement of litigation at the Los Angeles Airport Marriott. The Company excluded these unusual items from EBITDA because it believes that including them would not be consistent with reflecting the ongoing performance of its hotels

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2011	January 1, 2010
	September 9,	September 10,	to September 9,	to September 10,
	2011	2010	2011	2010
FFO	$22,786	$17,763	$54,222	$48,238
Non-cash ground rent	1,658	1,538	4,878	5,104
Non-cash amortization of unfavorable contract liabilities	(432)	(409)	(1,284)	(1,203)
Accrual for key money repayment	(864)	—	—	—
Hurricane remediation expense	—	1,391	—	1,391
Mortgage loan cash payments	1,099	1,250	1,704	1,250
Litigation settlement	1,650	—	1,650	—
Amortization of debt premium	(134)	—	(161)	—
Acquisition costs	445	899	2,604	1,236

Adjusted FFO	$26,208	$22,432	$63,613	$56,016

Adjusted FFO per share (basic and diluted)	$0.16	$0.15	$0.38	$0.40

	Full Year 2011 Forecast (in 000s)
	Low End	High End
FFO	$93,200	$97,200
Non-cash ground rent	7,000	7,000
Non-cash amortization of unfavorable contract liabilities	(1,850)	(1,850)
Acquisition costs	2,600	2,600
Litigation settlement	1,650	1,650
Debt premium amortization	(600)	(600)
Mortgage loan cash payments	3,000	3,000

Adjusted FFO	$105,000	$109,000

Adjusted FFO per share (diluted)	$0.63	$0.65

Quarterly Pro Forma Financial Information
The following table is presented to provide investors with selected historical quarterly operating information to include the operating results for the Company’s hotels as if they were owned since January 1, 2010 but exclude Frenchman’s Reef due to the impact of its extensive renovation.

	Quarter 3, 2010	Quarter 4, 2010	Full Year 2010	Quarter 1, 2011	Quarter 2, 2011
RevPAR	$117.63	$118.76	$112.11	$94.36	$123.85
Revenues (in thousands)	$166,670	$227,497	$685,324	$121,541	$177,825
Hotel Adjusted EBITDA (in thousands)	$44,592	$67,109	$178,680	$21,020	$49,977
% of Full Year	25.0%	37.6%	100.0%	11.1%	26.3%
Hotel Adjusted EBITDA Margin	26.75%	29.50%	26.07%	17.29%	28.10%
Available Rooms	982,360	1,307,402	4,133,444	854,009	982,544
The following table is presented to provide investors with selected historical quarterly operating information to include the operating results for the Company’s hotels as if they were owned since January 1, 2010 but exclude Frenchman’s Reef and the three hotels that are under agreement to be sold.

	Quarter 3, 2010	Quarter 4, 2010	Full Year 2010	Quarter 1, 2011	Quarter 2, 2011
RevPAR	$122.60	$121.99	$115.73	$96.04	$128.65
Revenues (in thousands)	$147,980	$199,049	$600,275	$103,028	$158,488
Hotel Adjusted EBITDA (in thousands)	$38,353	$58,156	$154,275	$16,446	$44,822
% of Full Year	24.9%	37.7%	100.0%	9.8%	26.7%
Hotel Adjusted EBITDA Margin	25.92%	29.22%	25.70%	15.96%	28.28%
Available Rooms	862,912	1,148,138	3,614,414	734,561	863,096

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Radisson Lexington. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
PRO FORMA HOTEL OPERATING DATA (1)
Schedule of Property Level Results
(in thousands)
(unaudited)

	Fiscal Quarter Ended			Period From
				January 1,	January 1,
				2011 to	2010 to
	September 9,	September	%	September	September	%
	2011	10, 2010	Change	9, 2011	10, 2010	Change
Revenues:
Rooms	$123,852	$115,551	7.2%	$326,123	$308,126	5.8%
Food and beverage	43,803	42,700	2.6%	126,257	126,868	(0.5%)
Other	9,059	8,419	7.6%	23,700	22,832	3.8%

Total revenues	176,714	166,670	6.0%	476,080	457,826	4.0%

Operating Expenses:
Rooms	32,734	31,089	5.3%	88,783	84,434	5.2%
Food and beverage	29,926	29,124	2.8%	86,684	85,569	1.3%
Other direct departmental	5,056	4,746	6.5%	13,617	13,257	2.7%
General and administrative	14,545	14,306	1.7%	41,103	40,679	1.0%
Utilities	6,313	6,520	(3.2%)	16,962	17,081	(0.7%)
Repairs and maintenance	7,665	7,309	4.9%	21,973	20,960	4.8%
Sales and marketing	13,766	12,926	6.5%	37,819	35,383	6.9%
Base management fees	4,699	4,406	6.7%	12,614	12,052	4.7%
Incentive management fees	1,328	991	34.0%	3,008	2,497	20.5%
Property taxes	8,263	6,392	29.3%	22,097	22,253	(0.7%)
Ground rent	3,407	3,244	5.0%	9,763	9,377	4.1%
Other fixed expenses	2,187	2,144	2.0%	6,273	6,281	(0.1%)

Total hotel operating expenses	129,889	123,197	5.4%	360,696	349,823	3.1%

Hotel EBITDA	46,825	43,473	7.7%	115,384	108,003	6.8%

Non-cash ground rent	1,658	1,551	6.9%	4,941	4,743	4.2%
Non-cash amortization of unfavorable contract liabilities	(432)	(432)	—	(1,278)	(1,278)	—

Hotel Adjusted EBITDA	$48,051	$44,592	7.8%	$119,047	$111,468	6.8%

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2010 but excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort from all periods presented due to the extensive 2011 renovation.

Market Capitalization as of September 9, 2011
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at September 9, 2011 closing price of $7.05/share)	$1,188,257

Consolidated debt	1,075,888

Cash and cash equivalents	(28,777)

Total enterprise value	$2,235,368

Share Reconciliation

Common shares outstanding	167,502

Unvested restricted stock held by management and employees	1,011

Share grants under deferred compensation plan held by directors	34

Combined shares outstanding	168,547

Debt Summary as of September 9, 2011
(dollars in thousands)

	Interest		Outstanding
Property	Rate	Term	Principal	Maturity

Courtyard Manhattan / Midtown East	8.810%	Fixed	$42,390	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	30,591	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	50,841	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	59,880	August 2015
Renaissance Worthington	5.400%	Fixed	55,746	July 2015
Orlando Airport Marriott	5.680%	Fixed	58,520	January 2016
Chicago Marriott Downtown	5.975%	Fixed	215,027	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Hilton Minneapolis	5.464%	Fixed	99,415	May 2021
JW Marriott Denver Cherry Creek	6.470%	Fixed	42,085	July 2015
Courtyard Denver Downtown	6.260%	Fixed	27,140	August 2012
Debt premiums (1)			1,653

Total mortgage debt			945,888

Senior Unsecured Credit Facility	LIBOR + 3.00	Variable	130,000	August 2014

Total Debt			$1,075,888

(1)	The debt premiums are purchase accounting adjustments to record the debt on the JW Marriott Denver Cherry Creek and Courtyard Denver Downtown at their respective acquisition date fair values. The premiums will be amortized over the life of the loans into interest expense.

Pro Forma Operating Statistics — Third Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2011	3Q 2010	B/(W)	3Q 2011	3Q 2010	B/(W)	3Q 2011	3Q 2010	B/(W)	3Q 2011	3Q 2010	B/(W)

Atlanta Alpharetta	$133.08	$117.07	13.7%	67.2%	69.0%	(1.8%)	$89.46	$80.72	10.8%	26.65%	22.55%	410	bps
Westin Atlanta North (2)	$106.95	$102.37	4.5%	76.2%	72.0%	4.2%	$81.44	$73.72	10.5%	14.10%	13.43%	67	bps
Atlanta Waverly	$125.83	$120.96	4.0%	70.7%	63.7%	7.0%	$88.96	$77.04	15.5%	24.24%	47.07%	-2283	bps
Renaissance Austin	$132.98	$137.25	(3.1%)	60.3%	57.5%	2.8%	$80.24	$78.89	1.7%	20.88%	22.79%	-191	bps
Bethesda Marriott Suites	$148.97	$152.06	(2.0%)	61.7%	67.6%	(5.9%)	$91.94	$102.87	(10.6%)	16.69%	20.71%	-402	bps
Boston Westin (2)	$198.48	$184.80	7.4%	83.1%	79.9%	3.2%	$164.90	$147.72	11.6%	28.75%	25.37%	338	bps
Renaissance Charleston	$154.80	$151.90	1.9%	86.2%	88.7%	(2.5%)	$133.36	$134.71	(1.0%)	27.41%	30.46%	-305	bps
Hilton Garden Inn Chelsea (2)	$207.11	$195.82	5.8%	95.2%	93.6%	1.6%	$197.27	$183.30	7.6%	45.04%	40.51%	453	bps
Chicago Marriott	$178.04	$175.41	1.5%	85.6%	84.7%	0.9%	$152.46	$148.52	2.7%	24.78%	23.71%	107	bps
Chicago Conrad (2)	$210.88	$198.78	6.1%	93.8%	89.4%	4.4%	$197.82	$177.66	11.3%	37.64%	31.85%	579	bps
Courtyard Denver Downtown (2)	$161.38	$151.73	6.4%	91.1%	87.1%	4.0%	$147.02	$132.15	11.3%	47.74%	45.50%	224	bps
Courtyard Fifth Avenue	$244.40	$247.56	(1.3%)	90.1%	84.7%	5.4%	$220.19	$209.72	5.0%	25.37%	23.72%	165	bps
Courtyard Midtown East	$247.58	$235.92	4.9%	88.7%	87.4%	1.3%	$219.68	$206.26	6.5%	31.49%	28.91%	258	bps
Frenchman’s Reef (2)	$187.66	$175.16	7.1%	90.7%	85.6%	5.1%	$170.19	$149.90	13.5%	(53.68%)	5.01%	-5869	bps
Griffin Gate Marriott	$132.95	$127.74	4.1%	68.3%	71.2%	(2.9%)	$90.80	$90.99	(0.2%)	24.84%	28.91%	-407	bps
JW Marriott Denver Cherry Creek (2)	$241.65	$227.13	6.4%	78.1%	79.0%	(0.9%)	$188.85	$179.50	5.2%	35.24%	31.57%	367	bps
Los Angeles Airport	$103.61	$100.33	3.3%	90.9%	85.3%	5.6%	$94.15	$85.59	10.0%	16.02%	13.81%	221	bps
Hilton Minneapolis (2)	$150.53	$143.14	5.2%	89.7%	84.8%	4.9%	$135.04	$121.33	11.3%	37.15%	35.33%	182	bps
Oak Brook Hills	$116.53	$109.28	6.6%	64.6%	61.5%	3.1%	$75.26	$67.25	11.9%	16.45%	17.55%	-110	bps
Orlando Airport Marriott	$88.73	$86.92	2.1%	68.6%	65.1%	3.5%	$60.91	$56.60	7.6%	7.19%	7.35%	-16	bps
Salt Lake City Marriott	$129.37	$133.49	(3.1%)	58.2%	53.6%	4.6%	$75.34	$71.58	5.3%	25.38%	21.81%	357	bps
The Lodge at Sonoma	$245.22	$214.37	14.4%	83.3%	86.1%	(2.8%)	$204.31	$184.52	10.7%	28.13%	27.59%	54	bps
Torrance Marriott South Bay	$105.14	$101.60	3.5%	86.5%	79.0%	7.5%	$90.91	$80.24	13.3%	28.12%	19.55%	857	bps
Vail Marriott (2)	$150.15	$183.45	(18.2%)	71.0%	65.7%	5.3%	$106.56	$120.61	(11.6%)	21.51%	23.24%	-173	bps
Radisson Lexington Hotel New York (2)	$195.16	$183.80	6.2%	97.6%	97.3%	0.3%	$190.53	$178.76	6.6%	35.93%	40.17%	-424	bps
Renaissance Worthington	$144.24	$156.29	(7.7%)	70.8%	54.9%	15.9%	$102.09	$85.78	19.0%	20.23%	16.52%	371	bps

Total/Weighted Average	$157.92	$154.36	2.3%	80.2%	77.1%	3.1%	$126.72	$119.01	6.5%	25.54%	25.43%	11	bps

Comparable Total/Weighted Avg. (3)	$157.41	$153.32	2.7%	80.1%	76.7%	3.4%	$126.05	$117.63	7.2%	27.19%	26.75%	44	bps

Post-Sale Total/Weighted Average (4)	$160.46	$156.14	2.8%	82.0%	78.5%	3.5%	$131.53	$122.60	7.3%	27.62%	25.92%	170	bps

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2010.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the third quarter and includes the months of June, July, and August.

(3)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort from all periods presented due to the extensive 2011 renovation.

(4)	The post-sale total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels under agreement to be sold from all periods presented.

Pro Forma Operating Statistics — Year to Date (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2011	YTD 2010	B/(W)	YTD 2011	YTD 2010	B/(W)	YTD 2011	YTD 2010	B/(W)	YTD 2011	YTD 2010	B/(W)

Atlanta Alpharetta	$133.83	$118.63	12.8%	68.0%	67.5%	0.5%	$91.00	$80.07	13.7%	29.97%	24.55%	542	bps
Westin Atlanta North (2)	$107.92	$102.40	5.4%	72.3%	71.4%	0.9%	$78.03	$73.14	6.7%	14.97%	15.00%	-3	bps
Atlanta Waverly	$129.01	$126.66	1.9%	68.2%	64.7%	3.5%	$88.02	$81.93	7.4%	23.66%	29.65%	-599	bps
Renaissance Austin	$140.88	$141.71	(0.6%)	64.6%	61.7%	2.9%	$91.01	$87.46	4.1%	28.14%	28.68%	-54	bps
Bethesda Marriott Suites	$167.16	$162.00	3.2%	64.9%	67.2%	(2.3%)	$108.51	$108.83	(0.3%)	25.50%	23.89%	161	bps
Boston Westin (2)	$191.18	$186.39	2.6%	71.7%	69.6%	2.1%	$137.00	$129.65	5.7%	23.21%	23.54%	-33	bps
Renaissance Charleston	$168.95	$156.39	8.0%	84.8%	84.5%	0.3%	$143.30	$132.07	8.5%	33.13%	33.27%	-14	bps
Hilton Garden Inn Chelsea (2)	$195.28	$182.80	6.8%	92.1%	90.0%	2.1%	$179.76	$164.57	9.2%	42.65%	39.22%	343	bps
Chicago Marriott	$184.90	$176.48	4.8%	70.5%	71.7%	(1.2%)	$130.28	$126.48	3.0%	20.43%	18.63%	180	bps
Chicago Conrad (2)	$187.61	$176.17	6.5%	84.5%	77.7%	6.8%	$158.54	$136.93	15.8%	27.78%	21.88%	590	bps
Courtyard Denver Downtown (2)	$152.68	$146.22	4.4%	79.9%	82.1%	(2.2%)	$121.96	$120.04	1.6%	43.20%	42.54%	66	bps
Courtyard Fifth Avenue	$243.78	$235.93	3.3%	85.8%	86.1%	(0.3%)	$209.19	$203.18	3.0%	24.78%	24.29%	49	bps
Courtyard Midtown East	$243.92	$221.64	10.1%	83.2%	85.6%	(2.4%)	$203.01	$189.62	7.1%	30.34%	28.40%	194	bps
Frenchman’s Reef (2)	$239.39	$232.26	3.1%	83.7%	84.8%	(1.1%)	$200.46	$197.00	1.8%	8.75%	25.80%	-1705	bps
Griffin Gate Marriott	$130.04	$124.17	4.7%	61.0%	63.7%	(2.7%)	$79.33	$79.11	0.3%	22.74%	22.62%	12	bps
JW Marriott Denver Cherry Creek (2)	$231.79	$215.38	7.6%	71.7%	73.9%	(2.2%)	$166.20	$159.07	4.5%	28.53%	27.21%	132	bps
Los Angeles Airport	$104.64	$102.44	2.1%	86.3%	82.4%	3.9%	$90.29	$84.45	6.9%	17.65%	15.65%	200	bps
Hilton Minneapolis (2)	$139.47	$131.83	5.8%	76.3%	74.6%	1.7%	$106.41	$98.31	8.2%	30.41%	28.85%	156	bps
Oak Brook Hills	$113.64	$106.83	6.4%	54.5%	52.6%	1.9%	$61.87	$56.22	10.0%	8.61%	10.09%	-148	bps
Orlando Airport Marriott	$99.90	$97.65	2.3%	77.2%	71.6%	5.6%	$77.12	$69.90	10.3%	22.05%	19.34%	271	bps
Salt Lake City Marriott	$127.22	$134.00	(5.1%)	60.0%	54.0%	6.0%	$76.28	$72.32	5.5%	25.45%	26.10%	-65	bps
The Lodge at Sonoma	$211.60	$192.22	10.1%	70.9%	68.1%	2.8%	$150.06	$130.99	14.6%	15.29%	14.36%	93	bps
Torrance Marriott South Bay	$105.61	$100.73	4.8%	81.1%	81.4%	(0.3%)	$85.64	$81.96	4.5%	24.91%	19.76%	515	bps
Vail Marriott (2)	$226.25	$232.48	(2.7%)	65.8%	65.8%	0.0%	$148.94	$152.94	(2.6%)	30.21%	32.46%	-225	bps
Radisson Lexington Hotel New York (2)	$180.19	$170.37	5.8%	95.4%	94.4%	1.0%	$171.84	$160.80	6.9%	31.65%	33.43%	-178	bps
Renaissance Worthington	$159.30	$158.77	0.3%	71.5%	66.2%	5.3%	$113.88	$105.07	8.4%	30.66%	29.87%	79	bps

Total/Weighted Average	$158.08	$153.71	2.8%	74.6%	73.2%	1.4%	$117.96	$112.50	4.9%	24.22%	24.46%	-24	bps

Comparable Total/Weighted Avg. (3)	$155.55	$149.95	3.7%	74.4%	72.7%	1.7%	$115.68	$109.03	6.1%	25.01%	24.35%	66	bps

Post-Sale Total/Weighted Average (4)	$158.32	$152.31	3.9%	75.8%	74.1%	1.7%	$119.93	$112.82	6.3%	25.01%	23.93%	108	bps

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2010

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through August.

(3)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort from all periods presented due to the extensive 2011 renovation.

(4)	The post-sale total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels under agreement to be sold from all periods presented.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Third Quarter 2011 (1)
					Plus:
			Plus:	Plus:	Non-Cash Adjustments	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	(2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,347	$603	$289	$—	$—	$892
Westin Atlanta North (3)	$4,149	$150	$435	$—	$—	$585
Atlanta Waverly	$6,946	$(647)	$1,080	$1,251	$—	$1,684
Renaissance Austin	$5,398	$(897)	$951	$1,073	$—	$1,127
Bethesda Marriott Suites	$2,978	$(1,430)	$481	$—	$1,446	$497
Boston Westin (3)	$18,809	$2,424	$2,866	$—	$117	$5,407
Renaissance Charleston	$2,255	$306	$341	$—	$(29)	$618
Hilton Garden Inn Chelsea (3)	$3,146	$981	$436	$—	$—	$1,417
Chicago Marriott	$22,299	$(155)	$2,956	$3,090	$(365)	$5,526
Chicago Conrad (3)	$7,717	$1,760	$1,145	$—	$—	$2,905
Courtyard Denver Downtown (3)	$2,564	$625	$264	$335	$—	$1,224
Courtyard Fifth Avenue	$3,492	$(418)	$439	$817	$48	$886
Courtyard Midtown East	$6,017	$447	$531	$917	$—	$1,895
Frenchman’s Reef (3)	$3,694	$(3,540)	$971	$586	$—	$(1,983)
Griffin Gate Marriott	$5,668	$650	$759	$—	$(1)	$1,408
JW Marriott Denver Cherry Creek (3)	$5,425	$920	$418	$574	$—	$1,912
Los Angeles Airport	$12,394	$(269)	$1,195	$1,060	$—	$1,986
Minneapolis Hilton (3)	$15,402	$2,885	$1,698	$1,290	$(151)	$5,722
Oak Brook Hills	$5,770	$92	$732	$—	$125	$949
Orlando Airport Marriott	$3,449	$(1,302)	$751	$799	$—	$248
Salt Lake City Marriott	$4,744	$165	$629	$410	$—	$1,204
The Lodge at Sonoma	$4,814	$1,032	$322	$—	$—	$1,354
Torrance Marriott South Bay	$5,387	$784	$731	$—	$—	$1,515
Vail Marriott (3)	$5,375	$644	$512	$—	$—	$1,156
Radisson Lexington Hotel New York (3)	$13,149	$2,334	$2,354	$3	$33	$4,724
Renaissance Worthington	$6,020	$(140)	$626	$729	$3	$1,218

Total	$180,408	$8,004	$23,912	$12,934	$1,226	$46,068

Comparable Total (4)	$176,714	$11,544	$22,941	$12,348	$1,226	$48,051

Post-Sale Total (5)	$158,702	$12,438	$20,151	$10,024	$1,227	$43,832

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned since January 1, 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the third quarter and include the months of June, July, and August.

(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive 2011 renovation.

(5)	The post-sale total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels under agreement to be sold.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Third Quarter 2010 (1)
					Plus:
			Plus:	Plus:	Non-Cash Adjustments	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	(2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,060	$404	$286	$—	$—	$690
Westin Atlanta North (3)	$3,931	$96	$432	$—	$—	$528
Atlanta Waverly	$6,662	$818	$1,066	$1,252	$—	$3,136
Renaissance Austin	$5,982	$(666)	$954	$1,075	$—	$1,363
Bethesda Marriott Suites	$3,197	$(1,292)	$503	$—	$1,451	$662
Boston Westin (3)	$16,170	$1,092	$2,894	$—	$117	$4,103
Renaissance Charleston	$2,226	$346	$361	$—	$(29)	$678
Hilton Garden Inn Chelsea (3)	$2,930	$683	$504	$—	$—	$1,187
Chicago Marriott	$21,634	$(1,029)	$3,444	$3,079	$(365)	$5,129
Chicago Conrad (3)	$7,096	$1,152	$1,108	$—	$—	$2,260
Courtyard Denver Downtown (3)	$2,299	$425	$280	$341	$—	$1,046
Courtyard Fifth Avenue	$3,288	$(504)	$437	$799	$48	$780
Courtyard Midtown East	$5,597	$183	$522	$913	$—	$1,618
Frenchman’s Reef (3)	$10,789	$(3,043)	$1,402	$791	$1,391	$541
Griffin Gate Marriott	$6,046	$998	$751	$—	$(1)	$1,748
JW Marriott Denver Cherry Creek (3)	$5,242	$650	$420	$585	$—	$1,655
Los Angeles Airport	$11,329	$(796)	$1,324	$1,036	$—	$1,564
Minneapolis Hilton (3)	$13,965	$3,535	$1,662	$—	$(263)	$4,934
Oak Brook Hills	$5,691	$128	$746	$—	$125	$999
Orlando Airport Marriott	$3,238	$(1,297)	$750	$785	$—	$238
Salt Lake City Marriott	$4,420	$(169)	$714	$419	$—	$964
The Lodge at Sonoma	$4,552	$932	$324	$—	$—	$1,256
Torrance Marriott South Bay	$4,492	$125	$753	$—	$—	$878
Vail Marriott (3)	$5,835	$861	$495	$—	$—	$1,356
Radisson Lexington Hotel New York (3)	$12,414	$2,595	$2,355	$3	$33	$4,986
Renaissance Worthington	$5,374	$(462)	$625	$722	$3	$888

Total	$177,459	$5,765	$25,112	$11,800	$2,510	$45,133

Comparable Total (4)	$166,670	$8,808	$23,710	$11,009	$1,119	$44,592

Post-Sale Total (5)	$147,980	$7,658	$20,939	$8,682	$1,120	$38,345

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned as of January 1, 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the third quarter and includes the months of June, July and August.

(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive 2011 renovation.

(5)	The post-sale total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels under agreement to be sold.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2011 (1)
					Plus:
			Plus:	Plus:	Non-Cash	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$10,588	$2,311	$862	$—	$—	$3,173
Westin Atlanta North (3)	$10,869	$349	$1,278	$—	$—	$1,627
Atlanta Waverly	$20,948	$(2,030)	$3,232	$3,754	$—	$4,956
Renaissance Austin	$19,473	$(603)	$2,860	$3,222	$—	$5,479
Bethesda Marriott Suites	$10,332	$(3,160)	$1,452	$—	$4,343	$2,635
Boston Westin (3)	$43,761	$1,168	$8,637	$—	$351	$10,156
Renaissance Charleston	$7,307	$1,505	$1,003	$—	$(87)	$2,421
Hilton Garden Inn Chelsea (3)	$7,615	$1,966	$1,282	$—	$—	$3,248
Chicago Marriott	$58,405	$(5,386)	$9,218	$9,198	$(1,095)	$11,935
Chicago Conrad (3)	$15,952	$1,015	$3,417	$—	$—	$4,432
Courtyard Denver Downtown (3)	$5,673	$622	$824	$1,005	$—	$2,451
Courtyard Fifth Avenue	$9,958	$(1,405)	$1,316	$2,414	$143	$2,468
Courtyard Midtown East	$16,677	$709	$1,593	$2,757	$—	$5,059
Frenchman’s Reef (3)	$24,100	$(2,883)	$2,902	$2,089	$—	$2,108
Griffin Gate Marriott	$15,441	$1,220	$2,295	$—	$(3)	$3,512
JW Marriott Denver Cherry Creek (3)	$12,727	$652	$1,258	$1,721	$—	$3,631
Los Angeles Airport	$36,999	$(620)	$4,020	$3,131	$—	$6,531
Minneapolis Hilton (3)	$33,980	$3,463	$5,074	$2,273	$(475)	$10,335
Oak Brook Hills	$13,955	$(1,382)	$2,209	$—	$375	$1,202
Orlando Airport Marriott	$13,857	$(1,571)	$2,260	$2,367	$—	$3,056
Salt Lake City Marriott	$14,572	$601	$1,885	$1,223	$—	$3,709
The Lodge at Sonoma	$11,411	$772	$973	$—	$—	$1,745
Torrance Marriott South Bay	$15,057	$1,547	$2,204	$—	$—	$3,751
Vail Marriott (3)	$17,115	$3,642	$1,529	$—	$—	$5,171
Radisson Lexington Hotel New York (3)	$31,490	$2,792	$7,064	$9	$103	$9,968
Renaissance Worthington	$21,918	$2,673	$1,877	$2,161	$8	$6,719

Total	$500,180	$7,967	$72,524	$37,324	$3,663	$121,155

Comparable Total (4)	$476,080	$10,850	$69,622	$35,235	$3,663	$119,047

Post-Sale Total (5)	$420,218	$12,263	$61,235	$28,259	$3,666	$105,100

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned as of January 1, 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through August.

(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive 2011 renovation.

(5)	The post-sale total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels under agreement to be sold.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2010 (1)
					Plus:
			Plus:	Plus:	Non-Cash Adjustments	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	(2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$9,413	$1,453	$858	$—	$—	$2,311
Westin Atlanta North (3)	$10,511	$311	$1,266	$—	$—	$1,577
Atlanta Waverly	$20,622	$(810)	$3,155	$3,770	$—	$6,115
Renaissance Austin	$19,928	$(381)	$2,865	$3,232	$—	$5,716
Bethesda Marriott Suites	$9,988	$(3,505)	$1,523	$—	$4,368	$2,386
Boston Westin (3)	$42,536	$994	$8,670	$—	$351	$10,015
Renaissance Charleston	$6,839	$1,233	$1,129	$—	$(87)	$2,275
Hilton Garden Inn Chelsea (3)	$6,978	$1,225	$1,512	$—	$—	$2,737
Chicago Marriott	$57,113	$(7,190)	$9,641	$9,285	$(1,095)	$10,641
Chicago Conrad (3)	$14,139	$(225)	$3,319	$—	$—	$3,094
Courtyard Denver Downtown (3)	$5,573	$510	$839	$1,022	$—	$2,371
Courtyard Fifth Avenue	$9,630	$(1,521)	$1,310	$2,405	$145	$2,339
Courtyard Midtown East	$15,590	$79	$1,561	$2,787	$—	$4,427
Frenchman’s Reef (3)	$37,119	$5,758	$3,173	$(745)	$1,391	$9,577
Griffin Gate Marriott	$16,051	$1,352	$2,282	$—	$(3)	$3,631
JW Marriott Denver Cherry Creek (3)	$12,128	$285	$1,260	$1,755	$—	$3,300
Los Angeles Airport	$34,699	$(1,624)	$3,936	$3,120	$—	$5,432
Minneapolis Hilton (3)	$31,472	$4,704	$5,076	$—	$(700)	$9,080
Oak Brook Hills	$14,023	$(1,200)	$2,240	$—	$375	$1,415
Orlando Airport Marriott	$12,874	$(2,100)	$2,226	$2,364	$—	$2,490
Salt Lake City Marriott	$14,350	$327	$2,145	$1,274	$—	$3,746
The Lodge at Sonoma	$10,287	$509	$968	$—	$—	$1,477
Torrance Marriott South Bay	$13,995	$509	$2,257	$—	$—	$2,766
Vail Marriott (3)	$18,053	$3,943	$1,917	$—	$—	$5,860
Radisson Lexington Hotel New York (3)	$29,617	$2,723	$7,065	$9	$103	$9,900
Renaissance Worthington	$21,417	$2,008	$2,199	$2,182	$8	$6,397

Total	$494,945	$9,367	$74,392	$32,460	$4,856	$121,045

Comparable Total (4)	$457,826	$3,609	$71,219	$33,205	$3,465	$111,468

Post-Sale Total (5)	$401,225	$3,448	$62,917	$26,203	$3,468	$96,006

(1)	The pro forma operating data includes the operating results for the Company’s hotels assuming they were owned as of January 1, 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through August.

(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive 2011 renovation.

(5)	The post-sale total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort and the three hotels under agreement to be sold.